Exhibit 23.3

Pat Akers

Vice President

Surface Mining/Financial Services

CONSENT OF NORWEST CORPORATION

April 18, 2017

To whom it may concern:

Subject: Warrior Met Coal, Inc.

Dear Madam or Sir:

Norwest Corporation is an independent geologic and mining consultancy engaged in mineral resource analysis and mine planning since 1979. We consent to the incorporation by reference in this Registration Statement on Form S-8, and any amendments thereto (the “Registration Statement”), of Warrior Met Coal, Inc., of references to our name, including the reference to our name under the heading “Experts,” and information from our report, dated as of February 17, 2017, relating to certain proven and probable coal reserves of Warrior Met Coal, Inc., each included in the prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on April 14, 2017, which forms a part of Warrior Met Coal, Inc.’s Registration Statement on Form S-1, as amended (File No. 333-216499).

Yours Sincerely,

/s/ Pat Akers
Pat Akers
Vice President, Surface Mining/Financial Services

136 East South Temple, 12th Floor ● Salt Lake City, Utah 84111 USA ● Tel 801.539.0044 ● USA 800.266.6351 ● Fax 801.539.0055 ● www.norwestcorp.com

SALT LAKE CITY / CALGARY / DENVER / VANCOUVER / SASKATOON / GRAND JUNCTION / CHARLESTON WV